UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 19, 2022

NETSTREIT Corp.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-39443	84-3356606
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2021 McKinney Avenue Suite 1150 Dallas, Texas	75201
(Address of Principal Executive Offices)	(Zip Code)
972-200-7100
(Registrant’s telephone number, including area code)
Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	NTST	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May, 19, 2022, NETSTREIT Corp. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). Set forth below are the final voting results for each of the proposals submitted to a vote of the stockholders at the Annual Meeting:

	Shares Voted For	Shares Voted Against	Abstentions	Broker Non-Votes
Election of directors
Mark Manheimer	35,789,035	42,054	3,421	4,067,852
Todd Minnis	35,758,150	72,926	3,434	4,067,852
Michael Christodolou	35,820,595	10,482	3,433	4,067,852
Heidi Everett	35,806,853	24,337	3,320	4,067,852
Matthew Troxell	35,537,250	293,826	3,434	4,067,852
Lori Wittman	35,788,308	42,922	3,280	4,067,852
Robin Zeigler	33,889,957	1,941,130	3,423	4,067,852

Ratification of appointment of independent registered public accounting firm	39,878,868	15,606	7,888
Approval, on an advisory basis, of named executive officer compensation	33,880,779	1,937,448	16,283	4,067,852

	1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
Approval, on an advisory basis, of the frequency of advisory votes on named executive officer compensation	35,698,001	5,903	117,665	12,941	4,067,852

Consistent with these results, the Company’s Board of Directors determined that future advisory votes on named executive officer compensation will be held every year until the next required advisory vote on the frequency of stockholder advisory votes on named executive officer compensation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETSTREIT CORP.

		By:	/s/ ANDREW BLOCHER
		Name:	Andrew Blocher
Date:	May 25, 2022	Title:	Chief Financial Officer, Treasurer, and Secretary